As filed with the Securities and Exchange Commission on November 13, 2006
Registration No. 333-129695

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 3
to
Form SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AURORA OIL & GAS CORPORATION
(Name of Small Business Issuer in its Charter)

Utah	1311	87-0306609
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684
(231) 941-0073
(Address and telephone number of principal executive offices, place of business)

Name, address and telephone number of agent for service:

William W. Deneau, President
Aurora Oil & Gas Corporation
4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684
(231) 941-0073

With a copy to:

Iris K. Linder
Fraser Trebilcock Davis & Dunlap, PC
124 West Allegan, Suite 1000
Lansing, MI 48933

Approximate date of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post Effective Amendment No. 3 to Form SB-2 of Aurora Oil & Gas Corporation (File No. 333-129695) is being filed solely to amend Exhibit 5.1.

PART II INFORMATION

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION

Limitation of Liability of Directors, Officers and Others.

In accordance with Utah law, our articles of incorporation eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) specified unlawful distributions; or (d) an intentional violation of criminal law.

In addition, in Utah, unless a corporation’s articles of incorporation provide otherwise:

1. An officer of the corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification, to the same extent as a director of the corporation;

2. The corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as to a director; and

3. A corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or director shave violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management, shareholders who have suffered losses in connection with the purchase or sale of their interest in Aurora Oil  & Gas Corporation in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Under the Underwriting Agreement, the underwriters are obligated, under certain circumstances, to indemnify directors and officers of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Reference is made to the form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by the Company, except as otherwise indicated.

Registration fee	$-0-
Fees and expenses of accountants	$2,500
Fees and expenses of legal counsel	$2,500
Fees and expenses of engineers	$1,000
Printing and engraving expenses	$10,000
Miscellaneous expenses	$1,000

Total	$17,000

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES

At the time of issuance, each investor or recipient of unregistered securities described below was either an accredited investor or a sophisticated investor. Each investor had access to our most recent Form 10-KSB, all quarterly and periodic reports filed subsequent to such Form 10-KSB and our most recent proxy materials.

Between April and June 2002, we sold an aggregate of 1,932,802 units to five accredited investors, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for aggregate proceeds of $579,840.60. Each warrant was exercisable at a price of $.15 per share and all of the warrants have been exercised. No sales commissions were paid in connection with this transaction. The units were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. On October 23, 2002, we issued 1,815,316 shares of common stock to four accredited investors upon the cashless exercise of the warrants granted in the April through June 2002 offering. On September 15, 2003, we issued 141,668 shares of common stock to three accredited investors upon the cashless exercise of the warrants granted in the April through June 2002 offering. No sales commissions were paid in connection with the exercise of the warrants. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Between November 2002 and March 2003, we issued 34,950 shares of Class A Preferred Stock to eight investors who were not U.S. persons under Regulation S of the Securities Act for aggregate sales proceeds of $52,425. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act.

During fiscal 2003, Howard M. Crosby made two loans to us. One loan was made in December 2002 in the principal amount of $70,000, bearing interest at 5% and the other loan was made in February 2003 in the principal amount of $50,000 bearing interest at a rate of 8%. We issued 14,000 shares of common stock as an inducement to making the $70,000 loan and 20,000 shares as an inducement to making the $50,000 loan. We repaid $60,000 of the $70,000 loan in cash and issued 4,000 shares of common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. We repaid $25,000 of the $50,000 loan in cash and issued 25,000 shares of common stock to repay the remaining $25,000 principal amount outstanding. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

In February 2003, Kevin Stulp, one of our directors, made a bridge loan to us in the principal amount of $50,000, bearing interest of 8% per annum. We issued 20,000 shares of common stock to Mr. Stulp as an inducement to making the loan. On May 28, 2003, we repaid $25,000 of the loan in cash. On September 30, 2004, we issued 25,000 shares of common stock in full payment of the remaining loan principal of $25,000. In July 2003, we issued 100,000 shares of common stock to Mr. Stulp upon the exercise of a warrant at $.75 per share. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On February 4, 2003, we issued an aggregate of 150,000 shares of common stock to four of our officers and/or directors in consideration of services provided. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On February 19, 2003, we issued 5,000 shares of common stock to one sophisticated investor in consideration of certain consulting services provided. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On February 19, 2003, we issued 40,000 shares of common stock to an accredited investor as an inducement for making a loan to us of $100,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On February 19, 2003, we issued 6,000 shares of common stock to one sophisticated investor in consideration for a loan of $30,000, which was subsequently repaid.

Between April and May 2003, we issued an aggregate of 44,000 shares of common stock to two sophisticated investors in consideration of certain consulting services provided. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On May 7, 2003, we issued an aggregate of 75,000 shares of common stock to four of our officers and/or directors in consideration of services provided. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On May 7, 2003, we issued 10,000 shares of common stock to one sophisticated investor in consideration of certain consulting services provided. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Between May and August 2003, we sold an aggregate of 730,000 shares of common stock to 16 accredited investors for aggregate sales proceeds of $710,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

In June 2003, Nathan Low loaned $300,000 to Cadence Resources Corporation Limited Partnership, of which we were the sole general partner and Mr. Low was the sole limited partner. As partial inducement for making this loan, we issued Mr. Low 120,000 shares of common stock. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

In July 2003, CGT Management, Ltd. loaned us $300,000 at 10% interest. As an inducement for making the loan, we issued 120,000 shares of common stock to CGT Management. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On July 1, 2003, we issued an aggregate of 95,000 shares of common stock to four of our officers and/or directors in consideration of services provided. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

In August 2003, we issued 102,000 shares of common stock to four sophisticated investors in consideration of certain consulting services provided. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On September 15, 2003, we issued an aggregate of 95,000 shares of common stock to four of our officers and/or directors in consideration of services provided. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Between September and October 2003, we sold an aggregate of 1,721,400 shares of common stock to 29 accredited investors for aggregate sales proceeds of $4,303,500. Sales commissions consisting of (i) $376,565 in cash, (ii) 11,000 shares of common stock valued at $2.90 per share ($31,900 in the aggregate) and (iii) options to purchase 162,140 shares of common stock at $2.50 per share to one finder or an entity controlled by the finder, and additional fees totaling $11,250 to two other finders. All finders are accredited investors. The shares and options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On January 23, 2004, we issued 5,000 shares of common stock and an option to purchase 75,000 shares of common stock to each of Glenn DeHekker and Jeffrey M. Christian in consideration of their becoming directors. The shares and options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On January 23, 2004, we issued an option to purchase 250,000 shares of common stock to Douglas Newby in consideration of his becoming a Vice President. The options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On February 25, 2004, we issued 15,000 shares of common stock to David Nahmias and 15,000 shares of common stock to Lyons Capital, LLC in consideration of services provided. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On April 2, 2004, we sold 120 units, each of which consisted of a note in the principal amount of $50,000 and a warrant to purchase 6,375 shares of common stock exercisable at $4.00 per share, to seven accredited investors for an aggregate sales price of $6,000,000. As compensation for his services in connection with this private placement, we paid Nathan A. Low, an accredited investor, $300,000 and issued him a warrant to purchase 76,500 shares of common stock, exercisable at $4.00 per share. On January 31, 2004, we paid off the notes without a prepayment penalty in exchange for the exercise price of the warrants being reduced to $1.25. The shares and warrant were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On April 15, 2004, we issued 10,000 shares of common stock each to Glenn DeHekker, Jeff Christian, and Kevin Stulp for Director services for two quarters. On the same date, we also issued 5,000 shares of common stock each to Howard Crosby and John Ryan for Director services for one quarter, and 5,000 shares of common stock each to Howard Crosby, John Ryan, and Doug Newby for Officer services for one quarter. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On June 2, 2004, we issued 6,000 shares of common stock to Proteus Capital Corp. in consideration of services rendered to us. On the same date, we issued 10,000 shares of common stock to Robert Denison upon exercise of warrants at $1.35. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On August 20, 2004 we issued 25,000 shares of common stock to Howard Schraub and 17,500 shares of common stock to Lyons Capital LLC for professional services rendered. On the same date, we issued 5,000 shares of common stock to Glenn DeHekker, Kevin Stulp and Jeff Christian for quarterly services as Directors and issued 5,000 shares of common stock to Douglas Newby for quarterly services as an Officer. Also on the same date, we issued 15,000 shares of common stock to RMB International (Dublin), Limited as a break-up fee for a proposed debt financing. In each case the shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On January 31, 2005, we issued 7,810,000 shares of common stock and warrants to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per share to 22 accredited investors for aggregate sales proceeds of $9,762,500. Sunrise Securities Corporation, an affiliate of Nathan Low (a shareholder of Cadence), received a cash commission equal to $976,250 and a warrant to purchase 1,821,000 shares of common stock at an exercise price of $1.75 per share for services rendered as the placement agent in the transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On September 30, 2005, we issued options to purchase 50,000 shares of our common stock to each of the five members of our board of directors (i.e., options to purchase an aggregate of 250,000 shares). These options are exercisable for $1.42 per share. The options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On October 31, 2005, we issued warrants to purchase 37,500 shares of our common stock to each of three individuals (i.e., warrants to purchase an aggregate of 112,500 shares) upon the individuals’ resignations from our Board of Directors. Of the warrants issued to each such individual, warrants to purchase 12,500 shares (or an aggregate of 37,500 for all three individuals) were exercisable for $2.23 a share, warrants to purchase 12,500 shares (or an aggregate of 37,500 for all three individuals) were exercisable for $2.53 a share and warrants to purchase 12,500 shares (or an aggregate of 37,500 for all three individuals) were exercisable for $3.28 a share. The warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

From October through mid December, 2005, we issued 355,000 shares of common stock upon exercise of outstanding warrants for cash, and 245,068 shares of common stock upon cashless exercise of outstanding options and warrants held by previous directors of the Company. All of these shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

We issued 21,959,922 shares of our common stock to various holders of our outstanding warrants and options during the period from late December 2005 through early February 2006. With respect to some of these warrant and option exercises, we reduced the exercise price for a limited period of time in order to encourage their early exercise. Each holder who took advantage of the reduced exercise price was required to execute a six-month lock-up agreement with respect to the shares issued in the exercise. In connection with certain of these warrant exercises, we paid a commission to Sunrise Securities Corporation, an affiliate of Nathan Low (a shareholder of Cadence) in the amount of $1,534,697. This entire amount was used by Mr. Low to exercise certain of our outstanding warrants, which are included in the foregoing total of shares issued in warrant and option exercises. Of the 21,959,922 shares issued, 5,756,149 shares were registered for issuance by the Company in the S-4 Registration Statement declared effective by the SEC on September 22, 2005, and the remaining 16,203,773 shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

During the period from April 1, 2006 through June 30, 2006, we issued 345,000 shares of our common stock to various holders of our outstanding options. Some of the option exercises were paid for with cash, and some were exercised using a net issue election pursuant to which some option shares were forfeited to pay for the shares issued. We also issued 90,000 shares of common stock to two directors and one officer as compensation under our 2006 Stock Incentive Plan. Of the 435,000 shares issued, 175,000 shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and the balance were issued pursuant to an effective registration statement.

On October 6, 2006, we closed on the acquisition of certain assets for which we paid some cash and issued 1,378,299 shares of common stock. These shares are unregistered, restricted stock, and were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27.  EXHIBITS

INDEX OF EXHIBITS

3	.1(1)	Restated Articles of Incorporation of Aurora Oil & Gas Corporation.
3	.2(1)	Bylaws of Aurora Oil & Gas Corporation.
4.1		Articles of Amendment to Articles of Incorporation, relating to the Class A Preferred Stock. (Filed as Exhibit 4 to our Form 10-KSB for the fiscal year ended September 30, 2003, filed with the SEC on January 13, 2004, and incorporated herein by reference.)
5.1		Opinion of Fraser Trebilcock Davis & Dunlap, P.C.
10.1		Securities Purchase Agreement between Cadence Resources Corporation and the investors signatory thereto, dated April 2, 2004. (Filed as Exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on April 5, 2004, and incorporated herein by reference.)
10.2		Agreement and Plan of Merger dated as of January 31, 2005 between Cadence Resources Corporation, Aurora Acquisition Corp. and Aurora Energy, Ltd. (Filed as Exhibit 10.3 to our Form S-4 Registration Statement filed with the SEC on May 13, 2005, and incorporated herein by reference.)
10	.3(2)	Asset Purchase Agreement with Nor Am Energy, L.L.C., Provins Family, L.L.C. and O.I.L. Energy Corp. dated January 10, 2006.
10.4		Note Purchase Agreement between Aurora Antrim North, LLC et al. and TCW Asset Management Company, dated August 12, 2004 (filed as an Exhibit to the Registrant’s Form S-4 registration statement filed with the SEC on May 13, 2005, and incorporated herein by reference.)
10.5		First Amended and Restated Note Purchase Agreement between Aurora Antrim North, LLC et al. and TCW Asset Management Company, dated December 8, 2005 (filed as an Exhibit to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 filed with the SEC on December 29, 2005 and incorporated herein by reference.)
10	.6(2)	First Amendment to First Amended and Restated Note Purchase Agreement between Aurora Antrim North, L.L.C., et al., and TCW Asset Management Company, dated January 31, 2006.
10	.7(2)	Credit Agreement among Aurora Antrim North, L.L.C., et al. and BNP Paribas, et al., dated January 31, 2006.
10	.8(2)	Intercreditor and Subordination Agreement among BNP Paribas, et al., TCW Asset Management Company, and Aurora Antrim North, L.L.C., dated January 31, 2006.
10	.9(2)	Promissory Note from Aurora Energy, Ltd. to Northwestern Bank dated January 31, 2006.

10	.10(2)	Confirmation from BNP Paribas to Aurora Antrim North, L.L.C., dated February 22, 2006 relating to gas sale commitment.
10.11		2006 Stock Incentive Plan. (Filed as Exhibit 99.1 to our Form S-8 Registration Statement filed with the SEC on May 15, 2006 and incorporated herein by reference.)
10	.12(1)	Employment Agreement with Ronald E. Huff dated June 19, 2006.
10.13		Letter Agreement with Bach Enterprises dated July 10, 2006. This Agreement is confidential, has been omitted from this filing, and has been filed separately with the SEC.
10	.14(1)	First Amendment to Credit Agreement between Aurora Antrim North, L.L.C., et al. and BNP Paribas dated July 14, 2006.
10	.15(1)	The Denthorn Trust Commercial Guaranty of obligations to Northwestern Bank.
10	.16(1)	William W. Deneau Commercial Guaranty of obligations to Northwestern Bank.
10	.17(1)	The Denthorn Trust Commercial Pledge Agreement to Northwestern Bank.
10	.18(5)	LLC Membership Interest Purchase Agreement dated October 6, 2006 relating to Kingsley Development Company, L.L.C.
10	.19(5)	Asset Purchase Agreement with Bach Enterprises, Inc., et al., dated October 6, 2006.
10	.20(5)	Promissory Note from Aurora Energy, Ltd. to Northwestern Bank dated October 15, 2006.
10	.21(5)	Form of Indemnification letter agreement between Aurora Oil & Gas Corporation and Rubicon Master Fund.
10	.22(5)	Patricia A. Deneau Trust Commercial Guaranty of obligations to Northwestern Bank.
10	.23(5)	Patricia A. Deneau Trust Commercial Pledge Agreement to Northwestern Bank.
15(7)		Awareness letter from Rachlin Cohen & Holtz LLP.
21	(5)	Subsidiaries of Aurora Oil & Gas Corporation.
23	.1(6)	Consent of Ralph E. Davis Associates, Inc.
23	.2(6)	Consent of Schlumberger Technology Corporation.
23	.3(6)	Consent of Netherland, Sewell & Associates, Inc.
23	.4(7)	Consent of Rachlin Cohen & Holtz LLP.
23.5		Consent of Fraser Trebilcock Davis & Dunlap, P.C. (included in Exhibit 5.1).

(1)	Filed as an exhibit to our Form 10-QSB for the period ended June 30, 2006, filed with the SEC on August 7, 2006, and incorporated herein by reference.

(2)	Filed as an exhibit to our Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006 and incorporated herein by reference.

(3)	Filed on September 8, 2006 with our Form SB-2 registration statement filing, registration no. 333-137176.

(4)	Filed on October 18, 2006 with our Amendment No. 1 to Form SB-2 registration statement filing, registration no. 333-137176.

(5)	Filed on October 27, 2006 with our Amendment No. 3 to Form SB-2 registration statement filing, registration no. 333-137176.

(6)	Filed on November 3, 2006 with our post effective amendment No. 1 to this registration statement.

(7)	Filed on November 13, 2006 with our post effective amendment No. 2 to this registration statement.

ITEM 28.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, the small business issuer will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (§§230.424(b)(1), (4) or 230.497(h)), as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, the small business issuer will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The small business issuer will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post Effective Amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the city of Traverse City, State of Michigan, on this 13th day of November, 2006.

AURORA OIL & GAS CORPORATION

By:	/s/ William W. Deneau
William W. Deneau, President and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William W. Deneau William W. Deneau	President, Chairman and Director (Principal Executive Officer)	November 13, 2006

/s/ Ronald E. Huff Ronald E. Huff	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 13, 2006

/s/ Kevin D. Stulp Kevin D. Stulp	Director	November 13, 2006

/s/ Richard M. Deneau Richard M. Deneau	Director	November 13, 2006

/s/ Gary J. Myles Gary J. Myles	Director	November 13, 2006

/s/ Earl V. Young Earl V. Young	Director	November 13, 2006

INDEX OF EXHIBITS

3	.1(1)	Restated Articles of Incorporation of Aurora Oil & Gas Corporation.
3	.2(1)	Bylaws of Aurora Oil & Gas Corporation.
4.1		Articles of Amendment to Articles of Incorporation, relating to the Class A Preferred Stock. (Filed as Exhibit 4 to our Form 10-KSB for the fiscal year ended September 30, 2003, filed with the SEC on January 13, 2004, and incorporated herein by reference.)
5.1		Opinion of Fraser Trebilcock Davis & Dunlap, P.C.
10.1		Securities Purchase Agreement between Cadence Resources Corporation and the investors signatory thereto, dated April 2, 2004. (Filed as Exhibit 99.3 to our Current Report on Form 8-K filed with the SEC on April 5, 2004, and incorporated herein by reference.)
10.2		Agreement and Plan of Merger dated as of January 31, 2005 between Cadence Resources Corporation, Aurora Acquisition Corp. and Aurora Energy, Ltd. (Filed as Exhibit 10.3 to our Form S-4 Registration Statement filed with the SEC on May 13, 2005, and incorporated herein by reference.)
10	.3(2)	Asset Purchase Agreement with Nor Am Energy, L.L.C., Provins Family, L.L.C. and O.I.L. Energy Corp. dated January 10, 2006.
10.4		Note Purchase Agreement between Aurora Antrim North, LLC et al. and TCW Asset Management Company, dated August 12, 2004 (filed as an Exhibit to the Registrant’s Form S-4 registration statement filed with the SEC on May 13, 2005, and incorporated herein by reference.)
10.5		First Amended and Restated Note Purchase Agreement between Aurora Antrim North, LLC et al. and TCW Asset Management Company, dated December 8, 2005 (filed as an Exhibit to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 filed with the SEC on December 29, 2005 and incorporated herein by reference.)
10	.6(2)	First Amendment to First Amended and Restated Note Purchase Agreement between Aurora Antrim North, L.L.C., et al., and TCW Asset Management Company, dated January 31, 2006.
10	.7(2)	Credit Agreement among Aurora Antrim North, L.L.C., et al. and BNP Paribas, et al., dated January 31, 2006.
10	.8(2)	Intercreditor and Subordination Agreement among BNP Paribas, et al., TCW Asset Management Company, and Aurora Antrim North, L.L.C., dated January 31, 2006.
10	.9(2)	Promissory Note from Aurora Energy, Ltd. to Northwestern Bank dated January 31, 2006.
10	.10(2)	Confirmation from BNP Paribas to Aurora Antrim North, L.L.C., dated February 22, 2006 relating to gas sale commitment.
10.11		2006 Stock Incentive Plan. (Filed as Exhibit 99.1 to our Form S-8 Registration Statement filed with the SEC on May 15, 2006, and incorporated herein by reference.)
10	.12(1)	Employment Agreement with Ronald E. Huff dated June 19, 2006.
10.13		Letter Agreement with Bach Enterprises dated July 10, 2006. This Agreement is confidential, has been omitted from this filing, and has been filed separately with the SEC.
10	.14(1)	First Amendment to Credit Agreement between Aurora Antrim North, L.L.C., et al. and BNP Paribas dated July 14, 2006.
10	.15(1)	The Denthorn Trust Commercial Guaranty of obligations to Northwestern Bank.
10	.16(1)	William W. Deneau Commercial Guaranty of obligations to Northwestern Bank.
10	.17(1)	The Denthorn Trust Commercial Pledge Agreement to Northwestern Bank.
10	.18(5)	LLC Membership Interest Purchase Agreement dated October 6, 2006 relating to Kingsley Development Company, L.L.C.
10	.19(5)	Asset Purchase Agreement with Bach Enterprises, Inc., et al, dated October 6, 2006.
10	.20(5)	Promissory Note from Aurora Energy, Ltd. to Northwestern Bank dated October 15, 2006.
10	.21(5)	Form of Indemnification letter agreement between Aurora Oil & Gas Corporation and Rubicon Master Fund.
10	.22(5)	Patricia A. Deneau Trust Commercial Guaranty of obligations to Northwestern Bank.
10	.23(5)	Patricia A. Deneau Trust Commercial Pledge Agreement to Northwestern Bank.
15(7)		Awareness letter from Rachlin Cohen & Holtz LLP.
21	(5)	Subsidiaries of Aurora Oil & Gas Corporation.

23	.1(6)	Consent of Ralph E. Davis Associates, Inc.
23	.2(6)	Consent of Schlumberger Technology Corporation.
23	.3(6)	Consent of Netherland, Sewell & Associates, Inc.
23	.4(7)	Consent of Rachlin Cohen & Holtz LLP.
23.5		Consent of Fraser Trebilcock Davis & Dunlap, P.C. (included in Exhibit 5.1).

(1)	Filed as an exhibit to our Form 10-QSB for the period ended June 30, 2006, filed with the SEC on August 7, 2006, and incorporated herein by reference.

(2)	Filed as an exhibit to our Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006, and incorporated herein by reference.

(3)	Filed on September 8, 2006 with our Form SB-2 registration statement filing, registration no. 333-137176.

(4)	Filed on October 18, 2006 with our Amendment No. 1 to Form SB-2 registration statement filing, registration no. 333-137176.

(5)	Filed on October 27, 2006 with our Amendment No. 3 to Form SB-2 registration statement filing, registration no. 333-137176.

(6)	Filed on November 3, 2006 with our post effective amendment No. 1 to this registration statement.

(7)	Filed on November 13, 2006 with our post effective amendment No. 2 to this registration statement.